UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conditions.
On February 22, 2022, Supernus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it expects to report its preliminary fourth quarter and full year 2021 financial results and full year financial guidance for 2022 after the market closes on Monday, February 28, 2022. The Company will host a conference call and webcast on Monday, February 28, 2022 at 4:30 p.m. E.T. to discuss its preliminary fourth quarter and full year 2021 financial results and full year 2022 financial guidance. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 8.01 Financial Statements and Exhibits.
On February 22, 2022, the Company issued a press release announcing that it has received notice from the U.S. Food and Drug Administration (the “FDA”) that the Company’s New Drug Application (the “NDA”) for its apomorphine infusion device (SPN-830) for the continuous treatment of motor fluctuations is considered a Standard Review and was assigned a timeline for review by the FDA establishing a Prescription Drug User Fee Act target action date in early October 2022. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference. The Company is preparing for the commercial launch of SPN-830 in the first quarter of 2023 assuming timely approval by the FDA.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products; the Company’s ability to increase its net revenue; the Company’s ability to commercialize its products; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates including SPN-830; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release regarding Preliminary Financial Results, dated February 22, 2022.

99.2	Press Release regarding FDA Notice, dated February 22, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: February 22, 2022	By:	/s/ Timothy C. Dec
Timothy C. Dec Senior Vice-President and Chief Financial Officer
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